SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2004

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 5, 2004, Dynegy Inc. (“Dynegy”), the wholly owning parent of Dynegy Holdings Inc., issued a press release announcing its agreement with Virginia Electric and Power Company, a subsidiary of Dominion Resources Inc. (“Virginia Power”), to terminate a wholesale power tolling contract totaling approximately 110 megawatts. Under the terms of the agreement, Dynegy paid Virginia Power $34 million to terminate the tolling contract, resulting in the elimination of Dynegy’s obligation to make approximately $63 million in future capacity payments as well as Dynegy’s collateral obligations of $12.5 million. Dynegy stated that it will record a fourth quarter 2003 pre-tax charge of $34 million (approximately $22 million after-tax) in its customer risk management segment associated with this termination.

A copy of Dynegy’s January 5th press release is incorporated in this report as exhibit 99.1 and is incorporated in this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press release dated January 5, 2004 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Dynegy Inc. filed on January 6, 2004, File No. 1-15659).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY HOLDINGS INC.
(Registrant)

Dated: January 6, 2004	By:	/S/ J. KEVIN BLODGETT

	Name:	J. Kevin Blodgett
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated January 5, 2004 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Dynegy Inc. filed on January 6, 2004, File No. 1-15659).